SF PARTNERSHIP, LLP

                                                           CHARTERED ACCOUNTANTS



                  CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM


m-Wise Inc.
10 Hasadnaot Street
Herzeliya Pituach, Israel 46728

Gentlemen:

      We consent to the inclusion of our Independent Auditors' Report dated March 23, 2005, with respect to the financial statements of m-Wise, Inc. for the years ended December 31, 2004 and 2003, in the filing of its Registration Statement on Form SB-2 dated February 10, 2006, for m-Wise, Inc.


                                                     Yours Truly,


                                                     SF PARTNERSHIP, LLP

                                                     SF Partnership LLP



Toronto Canada
February 10, 2006